Exhibit 99.(i)

K&L GATES LLP 1601 K STREET, N.W. WASHINGTON, DC 20006-1600 T 202.778.9000 F 202.778.9100 klgates.com

December 23, 2014

Direxion Funds

1301 Avenue of the Americas (6th Avenue)

35th Floor

New York, NY 10019

Ladies and Gentlemen:

We have acted as counsel to Direxion Funds, a business trust formed under the laws of the Commonwealth of Massachusetts (the “Trust”), in connection with Post-Effective Amendment No. 153 (the “Post-Effective Amendment”) to the Trust’s registration statement on Form N-1A (File Nos. 333-28697; 811-08243) (the “Registration Statement”), to be filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about December 23, 2014, registering an indefinite number of Investor Class shares of beneficial interest in the series of the Trust listed in Schedule A to this opinion letter (the “Shares”) under the Securities Act of 1933, as amended (the “Securities Act”).

This opinion letter is being delivered at your request in accordance with the requirements of paragraph 29 of Schedule A of the Securities Act and Item 28(i) of Form N-1A under the Securities Act and the Investment Company Act of 1940, as amended (the “Investment Company Act”).

For purposes of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)                                     the prospectuses and statements of additional information (collectively, the “Prospectus”) filed as part of the Post-Effective Amendment;

(ii)                                  the declaration of trust and bylaws of the Trust in effect on the date of this opinion letter; and

(iii)                             the resolutions adopted by the trustees of the Trust relating to the Post-Effective Amendment, the establishment and designation of the Funds and the Shares of each series, and the authorization for issuance and sale of the Shares.

We also have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinions, we have relied on a certificate of an officer of the Trust.  We have not independently established any of the facts on which we have so relied.

For purposes of this opinion letter, we have assumed the accuracy and completeness of each document submitted to us, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed, or photostatic copies thereof, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.  We have further assumed the legal capacity of natural persons, that persons identified to us as officers of the Trust are actually serving in such capacity, and that the representations of officers of the Trust are correct as to matters of fact.  We have not independently verified any of these assumptions.

The opinions expressed in this opinion letter are based on the facts in existence and the laws in effect on the date hereof and are limited to the laws of the Commonwealth of Massachusetts and the provisions of the Investment Company Act that are applicable to equity securities issued by registered open-end investment companies.  We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of any other laws.

Based upon and subject to the foregoing, it is our opinion that (1) the Shares to be issued pursuant to the Post-Effective Amendment, when issued and paid for by the purchasers upon the terms described in the Post-Effective Amendment and the Prospectus, will be validly issued, and (2) such purchasers will have no obligation to make any further payments for the purchase of the Shares or contributions to the Trust solely by reason of their ownership of the Shares.

This opinion is rendered solely in connection with the filing of the Post-Effective Amendment and supersedes any previous opinions of this firm in connection with the issuance of Shares.  We hereby consent to the filing of this opinion with the Commission in connection with the Post-Effective Amendment.  In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ K&L Gates LLP

Schedule A

SCHEDULE A

Direxion Monthly S&P 500® Bull 2X Fund

Direxion Monthly S&P 500® Bear 2X Fund

Direxion Monthly NASDAQ-100® Bull 2X Fund

Direxion Monthly Small Cap Bull 2X Fund

Direxion Monthly Small Cap Bear 2X Fund

Direxion Monthly Emerging Markets Bull 2X Fund

Direxion Monthly Latin America Bull 2X Fund

Direxion Monthly China Bull 2X Fund

Direxion Monthly Natural Resources Bull 2X Fund

Direxion Monthly 7-10 Year Treasury Bull 2X Fund

Direxion Monthly 7-10 Year Treasury Bear 2X Fund

Direxion Dynamic HY Bond Fund

K&L GATES LLP 1601 K STREET, N.W. WASHINGTON, DC 20006-1600 T 202.778.9000 F 202.778.9100 klgates.com

December 23, 2014

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Re:                             Direxion Funds

Direxion Monthly S&P 500® Bull 2X Fund

Direxion Monthly S&P 500® Bear 2X Fund

Direxion Monthly NASDAQ-100® Bull 2X Fund

Direxion Monthly Small Cap Bull 2X Fund

Direxion Monthly Small Cap Bear 2X Fund

Direxion Monthly Emerging Markets Bull 2X Fund

Direxion Monthly Latin America Bull 2X Fund

Direxion Monthly China Bull 2X Fund

Direxion Monthly Natural Resources Bull 2X Fund

Direxion Monthly 7-10 Year Treasury Bull 2X Fund

Direxion Monthly 7-10 Year Treasury Bear 2X Fund

Direxion Dynamic HY Bond Fund

File Nos. 333-28697; 811- 08243

Post-Effective Amendment No. 153

Ladies and Gentlemen:

We have acted as counsel to Direxion Funds (the “Trust”) in connection with the preparation of Post-Effective Amendment No. 153 to the Trust’s Registration Statement on Form N-1A (the “Amendment”), and we have reviewed a copy of the Amendment being filed with the U.S. Securities and Exchange Commission.

Pursuant to paragraph (b)(4) of Rule 485 under the Securities Act of 1933, we represent that, based on our review and our assessment of the disclosure changes being effected by the Amendment, the Amendment does not contain disclosures that would render it ineligible to become effective pursuant to paragraph (b) of Rule 485.

Very truly yours,

/s/ K&L Gates LLP